   As filed with the Securities and Exchange Commission on August 22, 2003.
                             Subject to Amendment.
                                                  Registration Nos. 333-
                                                                    333-
                                                                    333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

Mississippi Power Company         Mississippi                64-0205820
Mississippi Power Capital          Delaware                  58-6382079
        Trust III                  Delaware                  56-6620928
Mississippi Power Capital       (State or other           (I.R.S. Employer
        Trust IV                 jurisdiction            Identification No.)
(Exact name of registrant     of incorporation or
   as specified in its           organization)
        charter)

                           2992 West Beach Boulevard
                          Gulfport, Mississippi 39501
                                (228) 864-1211
  (Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                               -----------------
                                VICKI L. PIERCE
                              Corporate Secretary
                           Mississippi Power Company
                           2992 West Beach Boulevard
                          Gulfport, Mississippi 39501
                                (228) 864-1211
(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                               -----------------
 The Commission is requested to mail signed copies of all orders, notices and communications to:
                 THOMAS A. FANNING       JOHN D. McLANAHAN, ESQ.
             Executive Vice President,    TROUTMAN SANDERS LLP
                   Treasurer and        600 Peachtree Street, N.E.
              Chief Financial Officer          Suite 5200
               THE SOUTHERN COMPANY         Atlanta, Georgia
             270 Peachtree Street, N.W.        30308-2216
              Atlanta, Georgia 30303
                               -----------------
  Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               -----------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                                       Proposed Maximum
                                Title of Each Class of                                   Amount to be   Offering Price
                              Securities to be Registered                                Registered(1) Per Unit(1)(2)(3)
-------------------------------------------------------------------------------------------------------------------------
Mississippi Power Capital Trust III Preferred Securities................................
-------------------------------------------------------------------------------------------------------------------------
Mississippi Power Capital Trust IV Preferred Securities.................................
-------------------------------------------------------------------------------------------------------------------------
Mississippi Power Company Senior Notes..................................................
-------------------------------------------------------------------------------------------------------------------------
Mississippi Power Company Junior Subordinated Notes.....................................
-------------------------------------------------------------------------------------------------------------------------
Mississippi Power Company Guarantees with respect to Preferred Securities of Mississippi
 Power Capital Trust III and Mississippi Power Capital Trust IV(4)(5)...................
-------------------------------------------------------------------------------------------------------------------------
Preferred Stock, Cumulative, Par Value $100 Per Share...................................
-------------------------------------------------------------------------------------------------------------------------
Depositary Preferred Shares, each representing one-fourth of a share of Preferred Stock.
-------------------------------------------------------------------------------------------------------------------------
Total................................................................................... $345,000,000         100%

                                                                                          Proposed Maximum   Amount of
                                Title of Each Class of                                   Aggregate Offering Registration
                              Securities to be Registered                                  Price(1)(2)(3)      Fee(1)
------------------------------------------------------------------------------------------------------------------------
Mississippi Power Capital Trust III Preferred Securities................................
------------------------------------------------------------------------------------------------------------------------
Mississippi Power Capital Trust IV Preferred Securities.................................
------------------------------------------------------------------------------------------------------------------------
Mississippi Power Company Senior Notes..................................................
------------------------------------------------------------------------------------------------------------------------
Mississippi Power Company Junior Subordinated Notes.....................................
------------------------------------------------------------------------------------------------------------------------
Mississippi Power Company Guarantees with respect to Preferred Securities of Mississippi
 Power Capital Trust III and Mississippi Power Capital Trust IV(4)(5)...................
------------------------------------------------------------------------------------------------------------------------
Preferred Stock, Cumulative, Par Value $100 Per Share...................................
------------------------------------------------------------------------------------------------------------------------
Depositary Preferred Shares, each representing one-fourth of a share of Preferred Stock.
------------------------------------------------------------------------------------------------------------------------
Total...................................................................................    $345,000,000      $27,945

================================================================================
(1)There are being registered hereunder such presently indeterminate number of Preferred Securities of Mississippi Power Capital Trust III and Mississippi Power Capital Trust IV and such presently indeterminate number of Preferred Stock and Depositary Preferred Shares and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of
   Mississippi Power Company with an aggregate initial offering price not to exceed $345,000,000. Junior Subordinated Notes also may be issued to Mississippi Power Capital Trust III or Mississippi Power Capital Trust IV
   and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Mississippi Power
    Company Guarantees. Pursuant to Rule 457(n) no separate fee is payable in respect of the Mississippi Power Company Guarantees.
(5)Includes the obligations of Mississippi Power Company under the respective Trust Agreements, the Subordinated Note Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include Mississippi Power Company's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Preferred Securities or other similar interests), all as described in this registration statement.
                               -----------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
  The within Prospectus contains the information required by Rule 429 of the Commission under the Securities Act of 1933 with respect to the $5,000,000 of securities remaining unsold under Registration Statement No. 333-45069.
================================================================================

                  SUBJECT TO COMPLETION DATED AUGUST 22, 2003
PROSPECTUS

                                 $350,000,000

                           Mississippi Power Company

                                Preferred Stock
                     Cumulative, Par Value $100 Per Share

                         Depositary Preferred Shares,
          each representing one-fourth of a share of Preferred Stock

                                 Senior Notes

                           Junior Subordinated Notes

                               -----------------

                      Mississippi Power Capital Trust III
                      Mississippi Power Capital Trust IV
                          Trust Preferred Securities
   Fully and unconditionally guaranteed, as set forth in this Prospectus, by
                           Mississippi Power Company

                     a subsidiary of The Southern Company

                               -----------------

   We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the applicable prospectus supplement carefully before you invest.

   See "Risk Factors" on page 2 for information on certain risks related to the purchase of securities offered by this Prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                , 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             ABOUT THIS PROSPECTUS

   This Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process under the Securities Act of 1933, as amended (the "1933 Act"). Under the shelf process, Mississippi Power Company (the "Company") may sell, in one or more transactions,

    .  preferred stock (the "new Stock")

    .  depositary preferred shares (the "Depositary Shares")

    .  senior notes (the "Senior Notes")

    .  junior subordinated notes (the "Junior Subordinated Notes")

and Mississippi Power Capital Trust III and Mississippi Power Capital Trust IV (individually, a "Trust" and collectively, the "Trusts") may sell

    . trust preferred securities or capital securities (the "Preferred Securities")

in one or more offerings up to a total dollar amount of $350,000,000. This Prospectus provides a general description of those securities. Each time the Company sells securities, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering ("Prospectus Supplement"). The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement together with additional information under the heading "Available Information."

                                 RISK FACTORS

   Investing in the Company's securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated by reference in this Prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this Prospectus. The risks and uncertainties described are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results and the value of its securities.

                             AVAILABLE INFORMATION

   The Company and the Trusts have filed with the Commission a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments of the Registration Statement and exhibits to the Registration Statement) under the 1933 Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is made.

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance with the 1934 Act files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants including the Company that file electronically at http://www.sec.gov. In addition, reports and other material concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   No separate financial statements of any Trust are included in this Prospectus. The Company considers that such statements would not be material to holders of the Preferred Securities because each Trust has no independent operations and exists for the sole purpose of investing the proceeds of the sale of its Trust Securities (as defined below) in Junior Subordinated Notes.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents have been filed with the Commission pursuant to the 1934 Act and are incorporated by reference in this Prospectus and made a part of this Prospectus:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

      (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

      (c) the Company's Current Reports on Form 8-K dated April 21, 2003, April 24, 2003 and May 21, 2003.

   All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and made a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all documents incorporated herein by reference in this Prospectus (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference in this Prospectus). Such requests should be directed to Vicki L. Pierce, Corporate Secretary, Mississippi Power Company, 2992 West Beach Boulevard, Gulfport, Mississippi 39501, telephone:
(228) 864-1211.

                           MISSISSIPPI POWER COMPANY

   The Company was incorporated under the laws of the State of Mississippi on July 12, 1972, was admitted to do business in Alabama on November 28, 1972 and, effective December 21, 1972, by the merger into it of the predecessor Mississippi Power Company, succeeded to the business and properties of the latter company. The predecessor Mississippi Power Company was incorporated under the laws of the State of Maine on November 24, 1924, and was admitted to do business in Mississippi on December 23, 1924 and in Alabama on December 7, 1962. The Company has its principal office at 2992 West Beach Boulevard, Gulfport, Mississippi 39501, telephone number (228) 864-1211. The Company is a wholly owned subsidiary of The Southern Company ("Southern").

   The Company is engaged in the generation and purchase of electric energy and the distribution and sale of such energy within 23 counties of southeastern Mississippi, at retail in 123 communities (including Biloxi, Gulfport, Hattiesburg, Laurel, Meridian and Pascagoula), as well as in rural areas, and at wholesale to one municipality, six rural electric distribution cooperative associations and one generating and transmitting cooperative.

                             SELECTED INFORMATION

   The following material, which is presented in this Prospectus solely to furnish limited introductory information regarding the Company, has been selected from, or is based upon, the detailed information and financial statements appearing in the documents incorporated in this Prospectus by reference or elsewhere in this Prospectus, is qualified in its entirety by reference to those documents and, therefore, should be read together with those documents.

                           Mississippi Power Company

Business....................  Generation, transmission, distribution and sale of electric energy

Service Area................  Approximately 1,200 square miles in the 23 counties of southeastern Mississippi, containing an aggregate area of approximately 11,500 square miles

Customers at December 31,
  2002......................  192,246

Generating Capacity at
  December 31, 2002
  (kilowatts)...............  3,155,976

Sources of Generation during
  2002 (kilowatt-hours).....  Coal (57%), Gas (43%)

                                Certain Ratios

   The following table sets forth the Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) for the periods indicated.

                                                                                      Six
                                                                                     Months
                                                           Year Ended December 31,   Ended
                                                           ------------------------ June 30,
                                                           1998 1999 2000 2001 2002 2003(3)
                                                           ---- ---- ---- ---- ---- --------
Ratio of Earnings to Fixed Charges(1)..................... 4.47 3.96 3.97 5.05 6.58  14.88
Ratio of Earnings to Fixed Charges Plus Preferred Dividend
  Requirements (Pre-Income Tax Basis)(2).................. 4.00 3.60 3.59 4.51 5.76  12.64

--------
(1) This ratio is computed as follows: (i) "Earnings" have been calculated by adding to "Earnings Before Income Taxes" "Interest Expense, Net of Amounts Capitalized," "Distributions on Preferred Securities of Subsidiary" and the debt portion of allowance for funds used during construction and
    (ii) "Fixed Charges" consist of "Interest Expense, Net of Amounts Capitalized," "Distributions on Preferred Securities of Subsidiary" and the debt portion of allowance for funds used during construction.
(2) In computing this ratio, "Preferred Dividend Requirements" represent the before tax earnings necessary to pay such dividends, computed at the effective tax rates for the applicable periods.
(3) The Ratio of Earnings to Fixed Charges and the Ratio of Earnings to Fixed Charges Plus Preferred Dividend Requirements (Pre-Income Tax Basis) increased for the six months ended June 30, 2003, when compared to previous years, due to the one-time revenues of $62 million from the termination of a purchase power agreement with Dynegy, Inc. See Management's Discussion and Analysis--"Results of Operations" and Note (M) to the Condensed Financial Statements in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 for further information.

                                  THE TRUSTS

   Each Trust is a statutory trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on January 7, 1998 with respect to Mississippi Power Company Capital Trust III and August 15, 2003 with respect to Mississippi Power Company Capital Trust IV. Each Trust's business is defined in a trust agreement, executed by the Company, as Depositor, and the Delaware Trustee of each Trust. This trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The Company will own all of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") of each Trust. The Trust Securities represent undivided beneficial interests in the assets of the respective Trusts. Each Trust exists for the exclusive purposes of (i) issuing its Trust Securities representing undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds of its Trust Securities in a related series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental to these purposes. The payment of periodic cash distributions on the Preferred Securities of each Trust and payments on liquidation and redemption with respect to the Preferred Securities of each Trust, in each case to the extent each Trust has funds legally and immediately available for these purposes, will be guaranteed by the Company (individually, a "Guarantee" and collectively, the "Guarantees") to the extent set forth under "Description of the Guarantees."

   Each Trust's business and affairs will be conducted by its trustees, which shall be appointed by the Company as the holder of the Common Securities: two officers of the Company as Administrative Trustees; Deutsche Bank Trust Company Americas as Property Trustee; and Deutsche Bank Trust Company Delaware as Delaware Trustee (collectively, the "Securities Trustees"). The Property Trustee of each Trust will act as the indenture trustee with respect to such Trust for purposes of compliance with the provisions of the 1939 Act.

   The principal place of business of each Trust shall be c/o the Company, 2992 West Beach Boulevard, Gulfport, Mississippi 39501, telephone (228) 864-1211,
Attn: Treasurer.

   Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for further information concerning such Trust.

                      ACCOUNTING TREATMENT OF THE TRUSTS

   For financial reporting purposes, the Trusts will be treated as subsidiaries of the Company and, accordingly, the accounts of the Trusts will be included in the consolidated financial statements of the Company. The Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company, and appropriate disclosures concerning the Preferred Securities, the Guarantees and the Junior Subordinated Notes will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Preferred Securities as an expense.

                                USE OF PROCEEDS

   Each Trust will invest the proceeds received from the sale of its Preferred Securities in Junior Subordinated Notes. Except as may be otherwise described in an applicable Prospectus Supplement, the net proceeds received by the Company from such investment and any proceeds received from the sale of its new Stock, Depositary Shares, Senior Notes or other sales of its Junior Subordinated Notes will be used in connection with its ongoing construction program, to pay scheduled maturities and/or refundings of its securities, to repay short-term indebtedness to the extent outstanding and for other general corporate purposes.

                         DESCRIPTION OF THE NEW STOCK

   Set forth below is a description of the general terms of the new Stock. The statements in this Prospectus concerning the new Stock are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by express reference to the cited provisions of the articles of incorporation of the Company, as amended (the "articles"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part or incorporated by reference in the Registration Statement. The general provisions which apply to the preferred stock of the Company of all classes, which are now or may later be authorized or created, are set forth in the articles.

   General: The new Stock is to be established by resolutions of the Board of Directors of the Company (the "Resolutions"), a copy of which is an exhibit to the Registration Statement (or incorporated by reference in the Registration Statement) to which reference is made.

   At June 30, 2003, the Company had outstanding 318,090 shares of Preferred Stock which have a par value of $100 per share. Each share of Preferred Stock shall have the relative voting rights described in "Voting Rights" below.

   The new Stock will not be subject to further calls or to assessment by the Company.

   Any proposed listing of the new Stock on a securities exchange will be described in the Prospectus Supplement.

   Transfer Agent and Registrar: Unless otherwise indicated in the applicable Prospectus Supplement, the new Stock will be transferable at the office of Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, which will also serve as the registrar.

   Dividend Rights and Provisions: The holders of the Preferred Stock of each series are entitled to receive cumulative dividends, payable when and as declared by the Board of Directors, at the rates determined for the respective series, before any dividends may be declared or paid on the Company's Common Stock (the "Common Stock"). Dividends on the Preferred Stock must have been or be contemporaneously declared and set apart for payment, or paid, on the Preferred Stock of all series for all dividend periods terminating on the same or on an earlier date (Articles--General Provisions (A) and (B)).

   The Prospectus Supplement will set forth the dividend rate provisions of the new Stock, including the payment dates and the rate or rates, or the method of determining the rate or rates (which may involve periodic dividend rate settings through remarketing or auction procedures or pursuant to one or more formulae, as described in the Prospectus Supplement). Dividends on the new Stock will be cumulative from the date of original issue.

   Redemption Provisions: The redemption provisions applicable to the new Stock will be described in the Prospectus Supplement.

   The articles provide that so long as any shares of the Preferred Stock originally issued after January 2, 1973, or originally issued in exchange for shares of Preferred Stock originally issued after December 31, 1955, are outstanding, the Company shall not redeem, purchase or otherwise acquire any shares of the Preferred Stock, if, at the time of such redemption, purchase or other acquisition, dividends payable on the Preferred Stock of any series shall be in default in whole or in part, unless, prior to or concurrently with such redemption, purchase or other acquisition, all such defaults shall be cured or unless such action has been ordered, approved or permitted by the Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935, as amended (Articles--General Provisions (D)).

   Voting Rights: At the election of directors at each annual meeting of the shareholders, the holders of the Preferred Stock shall have full voting rights with the holders of the Common Stock, all voting together as a single class. Each share of Preferred Stock will have one-half vote and each share of Common Stock will have one vote. On all other matters, except as otherwise provided by law or in the articles, the exclusive right to vote is vested in the holders of the Common Stock; provided, however, that, if and so long as four quarterly dividends payable on the Preferred Stock of any series shall be in default, the holders of the Preferred Stock of all series shall have the exclusive right, voting separately and as a single class, to elect the smallest number of directors which shall constitute a majority of the then authorized number of directors and one vote per share on all other matters (Voting Powers).

   Cumulative voting is permitted at all elections of directors
(Articles--Voting Powers).

   Under the articles, the affirmative vote of the holders of 66 2/3% of the outstanding shares of Preferred Stock is required for--

      (a) the issue (within 180 days after such vote) of any kind of stock preferred as to dividends or assets over the Preferred Stock or any security convertible into any such kind of stock or the creation of any kind of stock preferred as to dividends or assets over the Preferred Stock or a change in any of the rights and preferences of the outstanding Preferred Stock in any manner so as to affect adversely the holders of Preferred Stock; or

      (b) the issue of shares of Preferred Stock if the total number of shares of Preferred Stock to be outstanding would exceed 244,139, or the issue of any senior or equally ranking stock, or the reissue of any shares of Preferred Stock or of any senior or equally ranking stock which have been redeemed, purchased or otherwise acquired by the Company, unless (i) net income available for dividends for a period of twelve consecutive calendar months within the fifteen preceding calendar months is at least equal to two times the annual dividend requirements on all shares of Preferred Stock and senior or equally ranking stock to be outstanding; (ii) gross income available for interest for a period of twelve consecutive calendar months within the fifteen preceding calendar months is at least equal to 1 1/2 times the aggregate of annual interest requirements and annual dividend requirements on all shares of Preferred Stock and senior or equally ranking stock to be outstanding; and (iii) the aggregate of Common Stock capital and surplus is not less than the aggregate amount payable upon involuntary liquidation on all shares of Preferred Stock and senior or equally ranking stock to be outstanding (Articles--General Provisions (E)).

   Liquidation Rights: Upon voluntary or involuntary liquidation, the holders of the Preferred Stock of each series, without preference between series, are entitled to receive the amount specified to be payable on the shares of such series (which, in the case of the new Stock, is $100 per share on involuntary liquidation or an amount equivalent to the then current redemption price per share on voluntary liquidation, plus accrued dividends in each case) before any distribution of assets may be made to the holders of the Common Stock. Available assets, if insufficient to pay such amounts to the holders of the Preferred Stock, are to be distributed pro rata to the payment, first of $100 per share, second of accrued dividends and third of any premium (Articles--General Provisions (C)).

   Sinking Fund: The terms and conditions of a sinking or purchase fund, if any, for the benefit of the holders of the new Stock will be set forth in the Prospectus Supplement.

   Other Rights: The holders of the new Stock do not have any pre-emptive or conversion rights, except as otherwise described in the Prospectus Supplement.

                       DESCRIPTION OF DEPOSITARY SHARES

   Set forth below is a description of the general terms of the Depositary Shares. The statements in this Prospectus concerning the Depositary Shares and the Deposit Agreement (as defined below) are an outline and do not purport to be complete. Such statements make use of defined terms and are qualified in their entirety by express reference to the Deposit Agreement (which contains the form of Depositary Receipt (as defined below)), a form of which is an exhibit to the Registration Statement of which this Prospectus forms a part or incorporated by reference to the Registration Statement.

   General: The Company may, at its option, elect to offer Depositary Shares, each of which represents one-fourth of a share of new Stock. The Depositary Shares will be deposited under a Deposit Agreement, to be dated as of the first day of the calendar month during which the Depositary Shares are issued (the "Deposit Agreement"), among the Company, the Depositary named in the Deposit Agreement (the "Depositary") and all holders from time to time of the depositary receipts (the "Depositary Receipts") issued under the Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the new Stock (including dividend, voting and liquidation rights) and subject, proportionately, to all of the limitations of the new Stock contained in the articles summarized under "Description of New Stock" in this Prospectus. The Depositary Shares are evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

   Any proposed listing of the Depositary Shares on a securities exchange will be described in the Prospectus Supplement.

   Issuance of Depositary Receipts: Immediately following the issuance of the new Stock, the Company will deposit the new Stock with the Depositary, which will then execute and deliver the Depositary Receipts to the Company. The Company will, in turn, deliver the Depositary Receipts to the underwriters or purchasers. Depositary Receipts will be issued evidencing only whole Depositary Shares.

   Withdrawal of New Stock: Upon surrender of Depositary Receipts at the corporate trust office of the Depositary, the owner of the Depositary Shares evidenced by such Depositary Receipts is entitled to delivery at such office of certificates evidencing the number of shares of new Stock (but only in whole shares of new Stock) represented by such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of new Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. The Company does not expect that there will be any public trading market for the new Stock, except as represented by the Depositary Shares.

   Redemption of Depositary Shares: The Depositary Shares will be redeemed, upon not less than 15 nor more than 60 days' notice, using the cash proceeds received by the Depositary resulting from the redemption, in whole or in part, at the Company's option, but subject to the applicable terms and conditions, of shares of new Stock held by the Depositary. The redemption price per Depositary Share will be equal to one-fourth of the redemption price per share applicable to the new Stock. Whenever the Company redeems shares of the new Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of new Stock so redeemed. If less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be) or by lot or by such other equitable method as the Depositary may determine. See "Description of New Stock--Redemption Provisions" in this Prospectus.

   Dividends and Other Distributions: The Depositary will distribute all cash dividends or other cash distributions received in respect of new Stock to the record holders of Depositary Receipts in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders.

   In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Receipts entitled to such property, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

   The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes or otherwise required pursuant to law, regulation or court process.

   Record Date: Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the new Stock or (ii) the Depositary shall receive notice of any meeting at which holders of new Stock are entitled to vote or of which holders of new Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the record date fixed by the Company with respect to the new Stock) for the determination of the holders of Depositary Receipts who shall be entitled to (y) receive such dividend, distribution, rights, preferences or privileges or the net proceeds of such sale or (z) give instructions for the exercise of voting rights at such meeting or receive notice of such meeting.

   Voting New Stock: Upon receipt of notice of any meeting at which the holders of new Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Receipts. The record holders of Depositary Receipts on the record date (which will be the same date as the record date for the new Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of new Stock represented by their respective Depositary Receipts. The Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of new Stock represented by such Depositary Receipts in accordance with such instructions, and the Company has agreed to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting the new Stock to the extent it does not receive specific instructions from the holders of the Depositary Receipts.

   Amendment and Termination of Deposit Agreement: The form of the Depositary Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or modified in any respect by agreement between the Company and the Depositary. Any amendment which imposes any fees or charges (other than taxes, fees and charges provided for in the Deposit Agreement) on the holders of Depositary Receipts, or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not become effective as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Depositary Receipts. Every holder of an outstanding Depositary Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended. In no event may any amendment impair the right of the holder of any Depositary Receipt, subject to the conditions of the Deposit Agreement, to surrender such Depositary Receipt and receive the new Stock represented by such Depositary Receipt, except in order to comply with mandatory provisions of applicable law.

   Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Depositary will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders of Depositary Receipts and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except that the Depositary will continue to collect dividends and other distributions pertaining to the new Stock and deliver new Stock together with such dividends and distributions and the net proceeds of any sale of any rights, preferences, privileges or other property in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Depositary may sell the new Stock then held by it at public or private sale at such place or places and upon such terms as its deems proper and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it, without liability for interest, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered. Any such moneys unclaimed by the holders of Depositary Receipts more than two years from the date of termination of the Deposit Agreement will, upon request of the Company, be paid to it, and after such payment, the holders of Depositary Receipts entitled to the funds so paid to the Company shall look only to the Company for payment without interest. The Company does not intend to terminate the Deposit Agreement or to permit the resignation of the Depositary without appointing a successor depositary.

   Charges of Depositary: The Company will pay all charges of the Depositary including charges for the initial deposit of the new Stock and delivery of Depositary Receipts and withdrawals of new Stock by the holders of Depositary Receipts, except for taxes (including transfer taxes, if any) and such charges as are expressly provided in the Deposit Agreement to be at the expense of the persons depositing new Stock or holders of Depositary Receipts.

   Miscellaneous: The Depositary will make available for inspection by holders of Depositary Receipts at its corporate trust office any reports and communications received from the Company which are made generally available to the holders of new Stock by the Company.

   Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Depositary and the Company under the Deposit Agreement are limited to performance in good faith of their duties under the Deposit Agreement, and they are not obligated to prosecute or defend any legal proceeding in respect of the new Stock, the Depositary Receipts or the Depositary Shares unless satisfactory indemnity is furnished. The Depositary and the Company may rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

   The Depositary may at any time resign or be removed by the Company, effective upon the acceptance by its successor of its appointment.

                        DESCRIPTION OF THE SENIOR NOTES

   Set forth below is a description of the general terms of the Senior Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Note Indenture, dated as of May 1, 1998, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Senior
Note Indenture Trustee"), as to be supplemented by a supplemental indenture to the Senior Note Indenture establishing the Senior Notes of each series (the Senior Note Indenture, as so supplemented, is referred to as the "Senior Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Senior Notes will include those stated in the Senior Note Indenture and those made a part of the Senior Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus and not defined in this Prospectus are defined in the Senior Note Indenture.

General

   The Senior Notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The Senior Notes will be effectively subordinated to all secured debt of the Company including its first mortgage bonds, aggregating approximately $30,000,000 outstanding at June 30, 2003. The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that may be issued under the Senior Note Indenture and provides that Senior Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Senior Note Indenture. The Senior Note Indenture gives the Company the ability to reopen a previous issue of Senior Notes and issue additional Senior Notes of such series, unless otherwise provided.

   Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Senior Notes being offered by such Prospectus Supplement: (i) the title of such Senior Notes; (ii) any limit on the aggregate principal amount of such Senior Notes; (iii) the date or dates on which the principal of such Senior Notes is payable; (iv) the rate or rates at which such Senior Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Senior Notes shall be payable;
(vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Senior Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Senior Notes; (viii) the denominations in which such Senior Notes shall be issuable; (ix) if other than the principal amount of the Senior Notes, the portion of the principal amount of such Senior Notes which shall be payable upon declaration of acceleration of the maturity of such Senior Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such Senior Notes; (xi) whether such Senior Notes shall be issued in whole or in part in the form of a Global Security; and (xii) any other terms of such Senior Notes.

   The Senior Note Indenture does not contain provisions that afford holders of Senior Notes protection in the event of a highly leveraged transaction involving the Company.

Events of Default

   The Senior Note Indenture provides that any one or more of the following described events with respect to the Senior Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Senior Notes of such series:

      (a) failure for 10 days to pay interest on the Senior Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

      (b) failure to pay principal or premium, if any, or interest on the Senior Notes of such series when due at maturity or upon earlier redemption; or

      (c) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Senior Note of such series; or

      (d) failure to observe or perform any other covenant or warranty of the Company in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of Senior Notes other than such series) for 90 days after written notice to the Company from the Senior Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Senior Notes of such series; or

      (e) certain events of bankruptcy, insolvency or reorganization of the Company.

   The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the Senior Notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the Senior Notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Senior Notes of such series may declare the principal amount of the Senior Notes due and payable immediately by notice in writing to the Company (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior Note Indenture Trustee.

   The holders of not less than a majority in aggregate outstanding principal amount of the Senior Notes of any series may, on behalf of the holders of all the Senior Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Note of such series affected.

Registration and Transfer

   The Company shall not be required to (i) issue, register the transfer of or exchange Senior Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Senior Notes of such series called for redemption, or (ii) register the transfer of or exchange any Senior Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Payment and Paying Agent

   Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Senior Notes will be made only against surrender to the Paying Agent of such Senior Notes. Principal of and interest on Senior Notes will be payable subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Senior Notes. Payment of interest on Senior Notes on any interest payment date will be made to the person in whose name the Senior Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

   Unless otherwise indicated in an applicable Prospectus Supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the Senior Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

   All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Senior Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Senior Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification

   The Senior Note Indenture contains provisions permitting the Company and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Senior Notes of each series that is affected, to modify the Senior Note Indenture or the rights of the holders of the Senior Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Senior Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest on any Senior Note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest of any Senior Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Senior Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Senior Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture, or
(iii) modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Senior Note that is affected.

   In addition, the Company and the Senior Note Indenture Trustee may execute, without the consent of any holders of Senior Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Senior Notes.

Consolidation, Merger and Sale

   The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Senior Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Information Concerning the Senior Note Indenture Trustee

   The Senior Note Indenture Trustee, prior to an Event of Default with respect to Senior Notes of any series, undertakes to perform, with respect to Senior Notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to Senior Notes of any series has occurred and is continuing, shall exercise, with respect to Senior Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of Senior Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior
Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   Deutsche Bank Trust Company Americas, the Senior Note Indenture Trustee, also serves as Subordinated Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

   The Senior Note Indenture and the Senior Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

   The Company will have the right at all times to assign any of its rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties of the Senior Note Indenture and their respective successors and assigns.

                 DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

   Set forth below is a description of the general terms of the Junior Subordinated Notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Note Indenture, dated as of February 1, 1997, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the "Subordinated Note Indenture Trustee"), as to be supplemented by a supplemental indenture to the Subordinated Note Indenture establishing the Junior Subordinated Notes of each series (the Subordinated
Note Indenture, as so supplemented, is referred to as the "Subordinated Note Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the 1939 Act. Certain capitalized terms used in this Prospectus and not defined in this Prospectus are defined in the Subordinated Note Indenture.

General

   The Junior Subordinated Notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of Junior Subordinated Notes that may be issued under the Subordinated Note Indenture and provides that Junior Subordinated Notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives the Company the ability to reopen a previous issue of Junior Subordinated Notes and issue additional Junior Subordinated Notes of such series, unless otherwise provided.

   Reference is made to the Prospectus Supplement that will accompany this Prospectus for the following terms of the series of Junior Subordinated Notes being offered by such Prospectus Supplement: (i) the title of such Junior Subordinated Notes; (ii) any limit on the aggregate principal amount of such Junior Subordinated Notes; (iii) the date or dates on which the principal of such Junior Subordinated Notes is payable; (iv) the rate or rates at which such Junior Subordinated Notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, and the regular record date for the interest payable on any interest payment date; (v) the place or places where the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Notes shall be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Company or at the option of the holder prior to their maturity; (vii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Notes; (viii) the denominations in which such Junior Subordinated Notes shall be issuable; (ix) if other than the principal amount of the Junior Subordinated Notes, the portion of the principal amount of such Junior Subordinated Notes which shall be payable upon declaration of acceleration of the maturity of such Junior Subordinated Notes; (x) any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such Junior Subordinated Notes;
(xi) whether such Junior Subordinated Notes shall be issued in whole or in part in the form of a Global Security; (xii) the right, if any, of the Company to extend the interest payment periods of such Junior Subordinated Notes; and (xiii) any other terms of such Junior Subordinated Notes. The terms of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the related Preferred Securities of such Trust as described in the Prospectus Supplement relating to such Preferred Securities.

   The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Company.

Subordination

   The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined below)) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.

   The term "Senior Indebtedness" means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed, after the execution of the Subordinated Note Indenture (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for
(1) any such indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Notes and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

   The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of June 30, 2003, Senior Indebtedness of the Company aggregated approximately $283,000,000.

Additional Interest

   "Additional Interest" is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of Junior Subordinated Notes (if the holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

   The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of Junior Subordinated Notes, that, (i) if at such time the Company shall have given notice of its election to extend an interest payment period for such series of Junior Subordinated Notes and such extension shall be continuing, (ii) if at such time the Company shall be in default with respect to its payment or other obligations under the Guarantee with respect to the Trust Securities, if any, related to such series of Junior Subordinated Notes, or (iii) if at such time an Event of Default under the Subordinated Note Indenture with respect to such series of Junior Subordinated Notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes. None of the foregoing, however, shall restrict (i) any of the actions described in the preceding sentence resulting from any reclassifications of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (ii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

   The Subordinated Note Indenture further provides that, for so long as the Trust Securities of any Trust remain outstanding, the Company covenants (i) to directly or indirectly maintain 100% ownership of the Common Securities of such Trust; provided, however, that any permitted successor of the Company under the Subordinated Note Indenture may succeed to the Company's ownership of such Common Securities, and (ii) to use its reasonable efforts to cause such Trust
(a) to remain a statutory trust, except in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Events of Default

   The Subordinated Note Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Notes of any series, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Junior Subordinated Notes of such series:

      (a) failure for 10 days to pay interest on the Junior Subordinated Notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) in respect of the Junior Subordinated Notes, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

      (b) failure for 10 days to pay Additional Interest (as defined in clause
   (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

      (c) failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the Junior Subordinated Notes of such series when due at maturity or upon earlier redemption; or

      (d) failure for three Business Days to deposit any sinking fund payment when due by the terms of a Junior Subordinated Note of such series; or

      (e) failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of Junior Subordinated Notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series; or

      (f) certain events of bankruptcy, insolvency or reorganization of the Company.

   The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series had been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

   A holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

   The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.

Registration and Transfer

   The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption, or (ii) register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

Payment and Paying Agent

   Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of any Junior Subordinated Notes will be made only against surrender to the Paying Agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any interest payment date will be made to the person in whose name the Junior Subordinated Notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

   Unless otherwise indicated in an applicable Prospectus Supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the Junior Subordinated Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

   All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.

Modification

   The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series that is affected, to modify the Subordinated
Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note that is affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest) on any Junior Subordinated Note or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note that is affected, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.

   In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of Junior Subordinated Notes.

Consolidation, Merger and Sale

   The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers' certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Information Concerning the Subordinated Note Indenture Trustee

   The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

   Deutsche Bank Trust Company Americas, the Subordinated Note Indenture Trustee, also serves as Senior Note Indenture Trustee, as Property Trustee and as Guarantee Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

   The Subordinated Note Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

   The Company will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   Each Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating to the Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees, on behalf of the Trust, to issue the Preferred Securities of such Trust. The Preferred Securities of each Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferral or other special rights or such restrictions as shall be set forth in the Trust Agreement of such Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities of such Trust and the date or dates on which such distributions shall be payable; (iv) whether distributions on such Preferred Securities shall be cumulative and, in the case of Preferred Securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on such Preferred Securities shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such Trust to the holders of the Preferred Securities of such Trust upon voluntary or involuntary dissolution, winding-up or termination of such Trust;
(vi) the obligation, if any, of such Trust to purchase or redeem such Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation;
(vii) the voting rights, if any, of such Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of such Trust; (viii) the rights, if any, to defer distributions on the Preferred Securities by extending the interest payment period on the related Junior Subordinated Notes; and (ix) any other relative rights, preferences, privileges, limitations or restrictions of such Preferred Securities not inconsistent with the Trust Agreement of such Trust or applicable law. All Preferred Securities offered by this Prospectus will be guaranteed by the Company to the extent set forth under "Description of the Guarantees." Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the Prospectus Supplement relating to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

   Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders of Preferred Securities of the respective Trusts from time to time. Each Guarantee will be qualified as an indenture under the 1939 Act. Deutsche Bank Trust Company Americas will act as indenture trustee under each Guarantee (the "Guarantee Trustee") for purposes of the 1939 Act. The terms of the respective Guarantees will be those set forth in such Guarantee and those made part of such Guarantee by the 1939 Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the 1939 Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of holders of the Preferred Securities to which it relates.

General

   Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth in such Guarantee, to pay in full, to the holders of the related Preferred Securities, the Guarantee Payments (as defined below), to the extent not paid by, or on behalf of, the related Trust, regardless of any defense, right of set-off or counterclaim that the Company may have or assert against any person. The following payments or distributions with respect to the Preferred Securities of any Trust to the extent not paid or made by, or on behalf of, such Trust will be subject to the Guarantee related to the Preferred Securities (without duplication): (i) any accrued and unpaid distributions required to be paid on the Preferred Securities of such Trust but if and only if and to the extent that such Trust has funds legally and immediately available for these distributions, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), with respect to any Preferred Securities called for redemption by such Trust, but if and only to the extent such Trust has funds legally and immediately available to pay such Redemption Price, and (iii) upon a dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of such Trust or the redemption of all of the Preferred Securities of such Trust), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of such Trust to the date of payment, to the extent such Trust has funds legally and immediately available for such purpose, and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities of such Trust in liquidation of such Trust (the "Guarantee Payments"). The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to such holders.

   Each Guarantee will be a guarantee of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of such Preferred Securities, but will not apply to the payment of distributions and other payments on such Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. If the Company does not make interest payments on the Junior Subordinated Notes held by the Property Trustee under any Trust, such Trust will not make distributions on its Preferred Securities.

Subordination

   The Company's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Notes, except those obligations or liabilities made equal or subordinate by their terms, (ii) equal to the most senior preferred or preference stock now issued by the Company or issued at a later date by the Company and with any guarantee now entered into by the Company or entered into at a later date by the Company in respect of any preferred or preference securities of any affiliate of the Company, and (iii) senior to all common stock of the Company. The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance of Preferred Securities agrees to the subordination provisions and other terms of the Guarantee related thereto. The Company has outstanding preferred stock that ranks equal to the Guarantees and common stock that ranks junior to the Guarantees.

   Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

Amendments and Assignment

   Except with respect to any changes that do not materially and adversely affect the rights of holders of the related Preferred Securities (in which case no consent will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of such outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

Termination

   Each Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon full payment of the Redemption Price of all such Preferred Securities, upon distribution of Junior

Subordinated Notes to the holders of such Preferred Securities, or upon full payment of the amounts payable upon liquidation of the related Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid with respect to such Preferred Securities or under such Guarantee.

Events of Default

   An event of default under each Guarantee will occur upon the failure by the Company to perform any of its payment obligations under such Guarantee. The holders of a majority in liquidation amount of the Preferred Securities to which any Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity. The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of such series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

   The Guarantee Trustee, prior to the occurrence of any event of default with respect to any Guarantee and after the curing or waiving of all events of default with respect to such Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, in case an event of default has occurred, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred by the Guarantee Trustee.

   Deutsche Bank Trust Company Americas, the Guarantee Trustee, also serves as Property Trustee, as Senior Note Indenture Trustee and as Subordinated Note Indenture Trustee. The Company and certain of its affiliates maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas also serves as trustee under other indentures pursuant to which securities of the Company and affiliates of the Company are outstanding.

Governing Law

   Each Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Agreements as to Expenses and Liabilities

   Pursuant to an Agreement as to Expenses and Liabilities to be entered into by the Company under each Trust Agreement, the Company will irrevocably and unconditionally guarantee to each person or entity to whom each Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of such Trust, other than obligations of such Trust to pay to the holders of the related Preferred Securities or other similar interests in such Trust the amounts due such holders pursuant to the terms of such Preferred Securities or such other similar interests, as the case may be.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED NOTES AND
                                THE GUARANTEES

   As long as payments of interest and other payments are made when due on each series of Junior Subordinated Notes issued to a Trust, such payments will be sufficient to cover distributions and payments due on the related Trust Securities of such Trust primarily because (i) the aggregate principal amount of each series of Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the related Trust Securities; (ii) the interest rate and interest and other payment dates on each series of Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the related Preferred Securities; (iii) the Company shall pay for all costs and expenses of each Trust pursuant to the Agreements as to Expenses and Liabilities; and (iv) each Trust Agreement provides that the Securities Trustees thereunder shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

   Payments of distributions (to the extent funds for such purpose are legally and immediately available) and other payments due on the Preferred Securities (to the extent funds for such purpose are legally and immediately available) will be guaranteed by the Company as and to the extent set forth under "Description of the Guarantees." If the Company does not make interest payments on any series of Junior Subordinated Notes, it is not expected that the related Trust will have sufficient funds to pay distributions on its Preferred Securities. Each Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related Trust has sufficient funds legally and immediately available for the payment of such distributions.

   If the Company fails to make interest or other payments on any series of Junior Subordinated Notes when due (taking into account any extension period as described in the applicable Prospectus Supplement), the Trust Agreement provides a mechanism that allows the holders of the related Preferred Securities to appoint a substitute Property Trustee. Such holders may also direct the Property Trustee to enforce its rights under the Junior Subordinated Notes of such series, including proceeding directly against the Company to enforce such Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under any series of Junior Subordinated Notes, to the fullest extent permitted by applicable law, any holder of related Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such series of Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Company, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on Junior Subordinated Notes of the related series having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of such series.

   If the Company fails to make payments under any Guarantee, such Guarantee provides a mechanism that allows the holders of the Preferred Securities to which such Guarantee relates to direct the Guarantee Trustee to enforce its rights under such Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

   Each Guarantee, the Subordinated Note Indenture, the Junior Subordinated Notes of the related series, the related Trust Agreement and the related Agreement as to Expenses and Liabilities, as described above, constitute a full and unconditional guarantee by the Company of the payments due on the related series of Preferred Securities.

   Upon any voluntary or involuntary dissolution, winding-up or termination of any Trust, unless Junior Subordinated Notes of the related series are distributed in connection with such action, the holders of the Preferred Securities of such Trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the related series of Junior Subordinated Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Because the Company is guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to holders of the Preferred Securities) pursuant to the related Agreement as to Expenses and Liabilities, the positions of a holder of Preferred Securities and a holder of Junior Subordinated Notes of the related series relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

   A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Subordinated Note Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Notes provide that no payments may be made in respect of the Junior Subordinated Notes until such Senior Indebtedness has been paid in full or any payment default of Senior Indebtedness has been cured or waived. Failure to make required payments on the Junior Subordinated Notes of any series would constitute an Event of Default under the Subordinated Note Indenture with respect to the Junior Subordinated Notes of such series except that failure to make interest payments on the Junior Subordinated Notes of such series will not be an Event of Default during an extension period as described in the applicable Prospectus Supplement.

                             PLAN OF DISTRIBUTION

   The Company may sell the new Stock, Depositary Shares, Senior Notes and Junior Subordinated Notes and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of such new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents, the purchase price of such new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities and the proceeds to the Company or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

   If underwriters participate in the sale, such new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

   Underwriters and agents may be entitled under agreements entered into with the Company and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the 1933 Act. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

   Each series of new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in such new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The new Stock, Depositary Shares, Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Company and the Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Company and the Trusts. The validity of the new Stock, the Depositary Shares, the Senior Notes, the Junior Subordinated Notes, the Guarantees and certain matters relating to such securities will be passed upon on behalf of the Company by Balch & Bingham LLP, Gulfport, Mississippi, and by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

   The financial statements and the related financial statement schedule as of and for the year ended December 31, 2002 incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this Prospectus by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   Certain of the Company's financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP ("Andersen"), independent public accountants, as indicated in their reports with respect to the financial statements, and are incorporated by reference in this Prospectus, in reliance upon the authority of Andersen as experts in giving such reports. On March 28, 2002, Southern's Board of Directors, upon recommendation of its Audit Committee, decided not to engage Andersen as the Company's principal public accountants. The Company has not obtained a reissued report from Andersen and has been unable to obtain, after reasonable efforts, Andersen's written consent to incorporate by reference Andersen's reports on the financial statements. Under these circumstances, Rule 437a under the 1933 Act permits this Prospectus to be filed without a written consent from Andersen. The absence of such written consent from Andersen may limit a holder's ability to assert claims against Andersen under Section 11(a) of the 1933 Act for any untrue statement of a material fact contained in the financial statements audited by Andersen or any omissions to state a material fact required to be stated in the financial statements.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Company are as follows:

 Securities and Exchange Commission registration fee.............. $   27,945
 Fees and expenses of trustees and/or Transfer Agent and Registrar     48,000
 Listing fees of New York Stock Exchange..........................    132,800
 Printing expenses................................................    120,000
 Rating Agency fees...............................................    490,000
 Services of Southern Company Services, Inc.......................    120,000
 Fees and expenses of counsel.....................................    270,000
 Blue sky fees and expenses.......................................     30,000
 Fees of accountants..............................................    210,000
 Miscellaneous expenses...........................................     71,255

                                                                   ----------
        Total..................................................... $1,520,000*

                                                                   ==========

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* Each Prospectus Supplement will reflect estimated expenses of the Company based upon the amount of the related offering.

Item 15.  Indemnification of Directors and Officers.

   Section 79-4-8.51 of the Mississippi Business Corporation Act (the "Act") gives a corporation the authority to indemnify an individual who was, is or is threatened to be made a defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, because he is or was a director of the corporation or, who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability incurred in the proceeding if he conducted himself in good faith; and he reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or he engaged in conduct which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. Said section also provides that unless ordered by a court, a corporation may not indemnify a director thereunder in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct, or in connection with a proceeding with respect to conduct for which the director was adjudged liable to the corporation on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity. Section 79-4-8.52 of the Act provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 79-4-8.56 of the Act provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as to a director, and if he is an officer but not a director or is an officer who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer, to such further extent as may be provided by the articles of incorporation, the by-laws, a resolution of the board of directors or contract except for (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (B) liability arising out of conduct that constitutes (i) receipt by him of a financial benefit to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law; and that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 79-4-8.52 to the same extent to which a director may be entitled to indemnification.

   Section 4.01 of the By-laws of the Company provides in pertinent part as follows:

      To the fullest extent permitted by law, the Company shall indemnify each person made, or threatened to be made, a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, and whether by or in the right of the Company or otherwise, by reason of the fact that such person, or such person's testator or intestate, is or was a director, officer or was an employee of the Company holding one or more management positions through and inclusive of department managers (but not positions below the level of department managers) (such positions being hereinafter referred to as "Management Positions") or is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity at the request of the Company, against all loss and expense actually or reasonably incurred by him including, without limiting the generality of the foregoing, judgments, fines, penalties, liabilities, sanctions and amounts paid in settlement and attorney's fees and disbursements actually and necessarily incurred by him in defense of such action or proceeding, or any appeal therefrom. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

      In any case in which a director, officer of the Company or employee of the Company holding one or more Management Positions requests indemnification with respect to the defense of any such claim, action, suit or proceedings, the Company may advance expenses (including attorney's fees) incurred by such person prior to the final disposition of such claim, action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by or on behalf of such person to repay amounts advanced if it shall ultimately be determined that such person was not entitled to be indemnified by the Company under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Company. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or such person personally obtained an economic benefit including a financial profit or other advantage to which such person was not legally entitled.

      Without limiting the generality of the foregoing provision, no former, present or future director or officer of the Company or employee of the Company holding one or more management positions, or his heirs, executors or administrators, shall be liable for any undertaking entered into by the Company or its subsidiaries or affiliates as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any undertaking entered into by the Company due to environmental requirements including all legally enforceable environmental compliance obligations imposed by federal, state or local statute, regulation, permit, judicial or administrative decree, order and judgment or other similar means, or any undertaking entered into by the Company pursuant to any approved Company compliance plan or any federal or state or municipal ordinance which directly or indirectly regulates the Company, or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies or subsidiaries of public utility holding companies.

      The foregoing rights shall not be exclusive of any other rights to which any such director, officer or employee may otherwise be entitled and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring any such expenses and liabilities.

   The Company has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.

Item 16.  Exhibits.

Exhibit
Number
-------
 1.1    --Form of Underwriting Agreement relating to new Stock.*
 1.2    --Form of Underwriting Agreement relating to Depositary Shares.*
 1.3    --Form of Underwriting Agreement relating to Senior Notes.*
 1.4    --Form of Underwriting Agreement relating to Junior Subordinated Notes.*
 1.5    --Form of Underwriting Agreement relating to Preferred Securities.*
 4.1    --Senior Note Indenture dated as of May 1, 1998 between Mississippi Power Company and
          Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as
          Trustee and indentures supplemental thereto through April 29, 2003 (Designated in Form 8-K dated May 14, 1998, File No. 0-6849, as Exhibits 4.1, 4.2(a) and 4.2(b), in Form 8-K dated March
          22, 2000, File No. 0-6849, as Exhibit 4.2, in Form 8-K dated March 12, 2002, File No. 0-6849, as
          Exhibit 4.2 and in Form 8-K dated April 24, 2003, File No. 0-6849, as Exhibit 4.2).
 4.2    --Form of Supplemental Indenture to Senior Note Indenture to be used in connection with the issuance of Senior Notes.*
 4.3    --Subordinated Note Indenture dated as of February 1, 1997, between Mississippi Power Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as
          Trustee, and indentures supplemental thereto through March 22, 2002 (Designated in Form 8-K dated February 20, 1997, File No. 0-6849, as Exhibits 4.1 and 4.2 and in Form 8-K dated
          March 15, 2002, File No. 0-6849, as Exhibit 4.5).
 4.4    --Form of Supplemental Indenture to Subordinated Note Indenture to be used in connection with the issuance of Junior Subordinated Notes (Designated in Registration No. 333-20469 as
          Exhibit 4.2-A).
 4.5    --Articles of Incorporation of Mississippi Power, articles of merger of Mississippi Power Company
          (a Maine corporation) into Mississippi Power and articles of amendment to the articles of incorporation of Mississippi Power through March 8, 2001 (Designated in Registration No.
          2-71540 as Exhibit 4(a)-1, in Form U5S for 1987, File No. 30-222-2 as Exhibit B-10, in
          Registration No. 33-49320 as Exhibit 4(b)-(1), in Form 8-K dated August 5, 1992, File No.
          0-6849, as Exhibits 4(b)-2 and 4(b)-3, in Form 8-K dated August 4, 1993, File No. 0-6849, as
          Exhibit 4(b)-3, in Form 8-K dated August 18, 1993, File No. 0-6849, as Exhibit 4(b)-3, in
          Mississippi Power's Form 10-K for the year ended December 31, 1997, File No. 0-6849, as
          Exhibit 3(e)2 and in Mississippi Power's Form 10-K for the year ended December 31, 2000, File
          No. 0-6849, as Exhibit 3(e)2).
 4.6    --Draft of proposed certificate of resolution of the Board of Directors of Mississippi Power
          Company establishing and designating the new Stock.*
 4.7    --Form of Deposit Agreement with respect to the Depositary Shares (including the form of
          Depositary Receipt to be issued thereunder).*
 4.8-A  --Certificate of Trust of Mississippi Power Capital Trust III (Designated in Registration No.
          333-45069 as Exhibit 4.5-B).
 4.8-B  --Certificate of Trust of Mississippi Power Capital Trust IV.
 4.9-A  --Trust Agreement of Mississippi Power Capital Trust III (Designated in Registration No.
          333-45069 as Exhibit 4.7B).

Exhibit
Number
-------
4.9-B   --Trust Agreement of Mississippi Power Capital Trust IV.
4.10-A  --Form of Amended and Restated Trust Agreement of Mississippi Power Capital Trust III
          (Designated in Registration No. 333-45069 as Exhibit 4.6-B).
4.10-B  --Form of Amended and Restated Trust Agreement of Mississippi Power Capital Trust IV.
4.11-A  --Form of Preferred Security of Mississippi Power Capital Trust III (included in Exhibit 4.10-A above).
4.11-B  --Form of Preferred Security of Mississippi Power Capital Trust IV (included in Exhibit 4.10-B above).
4.12    --Form of Senior Note (included in Exhibit 4.2 above).
4.13    --Form of Junior Subordinated Note (included in Exhibit 4.4 above).
4.14-A  --Form of Guarantee relating to Mississippi Power Capital Trust III (Designated in Registration
          No. 333-45069 as Exhibit 4.11-B).
4.14-B  --Form of Guarantee relating to Mississippi Power Capital Trust IV.
4.15-A  --Form of Agreement as to Expenses and Liabilities relating to Mississippi Power Capital Trust III
          (included in Exhibit 4.10-A above).
4.15-B  --Form of Agreement as to Expenses and Liabilities relating to Mississippi Power Capital Trust IV
          (included in Exhibit 4.10-B above).
5.1     --Opinion of Troutman Sanders LLP.
5.2-A   --Opinion of Richards, Layton & Finger, P.A. relating to Mississippi Power Capital Trust III.
5.2-B   --Opinion of Richards, Layton & Finger, P.A. relating to Mississippi Power Capital Trust IV.
12.1    --Computation of ratio of earnings to fixed charges.
12.2    --Computation of ratio of earnings to fixed charges plus preferred dividend requirements (pre-
          income tax basis).
23.1    --Consent of Deloitte & Touche LLP.
23.2    --Consent of Troutman Sanders LLP (included in Exhibit 5.1 above).
23.3    --Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2-A and 5.2-B above).
24.1    --Powers of Attorney and Resolution.
25.1    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust
          Company Americas, as Senior Note Indenture Trustee.
25.2    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust
          Company Americas, as Subordinated Note Indenture Trustee.
25.3    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust
          Company Americas, as Property Trustee, relating to Mississippi Power Capital Trust III.
25.4    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust
          Company Americas, as Guarantee Trustee, relating to Mississippi Power Capital Trust III.
25.5    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust
          Company Americas, as Property Trustee, relating to Mississippi Power Capital Trust IV.
25.6    --Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Deutsche Bank Trust
          Company Americas, as Guarantee Trustee, relating to Mississippi Power Capital Trust IV.

   Exhibits listed above which have heretofore been filed with the Commission and which were designated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.
--------
* To be subsequently filed or incorporated by reference.

Item 17.  Undertakings.

   (a) Undertaking related to Rule 415 offering:

      The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Undertaking related to acceleration of effectiveness:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrants hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Mississippi Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 22nd day of August, 2003.

                                          MISSISSIPPI POWER COMPANY

                                                    MICHAEL D. GARRETT,
                                          By:
                                               President and Chief Executive
                                                          Officer

                                                       WAYNE BOSTON,
                                          By:
                                                      Attorney-in-fact

   Pursuant to the requirements of the Securities Act of 1933, Mississippi Power Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 22nd day of August, 2003.

                                          MISSISSIPPI POWER CAPITAL TRUST III

                                                 MISSISSIPPI POWER COMPANY
                                          By:
                                                         Depositor

                                                       WAYNE BOSTON,
                                          By:
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, Mississippi Power Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 22nd day of August, 2003.

                                          MISSISSIPPI POWER CAPITAL TRUST IV

                                                 MISSISSIPPI POWER COMPANY
                                          By:
                                                         Depositor

                                                       WAYNE BOSTON,
                                          By:
                                                    Assistant Secretary

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Mississippi Power Company in the capacities and on the date indicated.

        Signature                    Title                        Date
        ---------                    -----                        ----

   MICHAEL D. GARRETT           President, Chief
                                  Executive Officer
                                  and Director
                                  (Principal
                                  Executive Officer)

   MICHAEL W. SOUTHERN          Vice President,
                                  Treasurer and
                                  Chief Financial
                                  Officer (Principal
                                  Financial and
                                  Accounting Officer)

     LINDA T. HOWARD
    ROBERT C. KHAYAT            Directors
   GEORGE A. SCHLOEGEL
    PHILIP J. TERRELL
     N. EUGENE WARR

      WAYNE BOSTON                                         August 22, 2003
By
     (Wayne Boston,
    Attorney-in-fact)